As filed with the Securities and Exchange Commission on August 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

The Securities Act of 1933

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of incorporation or organization)	27-3911608 (I.R.S. Employee Identification No.)

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Namdar

c/o CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:

Michael J. Blankenship

Winston & Strawn LLP

800 Capitol Street, Suite 2400

Houston, Texas 77002

Telephone: (713) 651-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller Reporting Company	☒
						Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offer and sale from time to time of shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering; and

●	an “at the market offering” prospectus covering the offering, issuance and sale by the registrant of up to $50,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), dated August 25, 2025, with Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The “at the market offering” prospectus immediately follows the base prospectus. Upon termination of the Sales Agreement or suspension or termination of the “at the market offering” prospectus, any amounts included in that prospectus that remain unsold will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

PROSPECTUS

CEA INDUSTRIES INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock and public warrants are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbols “BNC” and “BNCWW,” respectively. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2025.

TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 42 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry and our business. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “CEA Industries,” “the Company,” “we,” “us” and “our” refer to CEA Industries Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed an automatic registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://ceaindustries.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	our business prospects and the transition we are making to limit our historic engineering and grow facility operations while seeking new opportunities in the Canadian vape products market;

●	our overall financial condition and outstanding debt obligations;

●	the impact on our business from our restructuring and our ability to transition our operations;

●	the inherent uncertainty of product development and product selection to meet customer and client requirements, and whether there are or will be warranty claims;

●	regulatory, legislative and judicial developments;

●	competitive pressures in our current and future businesses;

●	the ability to effectively operate our business, including servicing our existing customers and obtaining new business in our markets;

●	our relationships with our customers and suppliers and our reliance on a limited number of customers and suppliers;

●	changes in our business strategy and development plans, and in our plans for seeking strategic alternatives;

●	the success of our BNB treasury strategy;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital, as needed from time to time, to fund our operations and business strategy, including possible strategic alternatives and acquisitions;

●	our ability to identify, complete and integrate potential strategic alternatives and acquisitions;

●	future revenue being lower than expected;

●	the substantial changes in the amount and current size of our backlog for the CEA (as defined herein) business and our ability to convert backlog into revenue in a timely manner, or at all;

●	our intention not to pay dividends;

●	our ability to maintain our listing of the shares of common stock and common stock purchase warrants on Nasdaq and the price volatility and limited trading volumes of our securities in the public market; and

●	other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K, Transition Report on Form 10-KT, and any subsequent filings with the SEC.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

Company Overview

General

CEA Industries, through our subsidiary, Surna Cultivation Technologies LLC, has been focused on selling environmental control and other technologies and services to the Controlled Environment Agriculture (“CEA”) industry. The CEA industry aims to optimize the use of horticultural resources such as water, energy, space, capital, and labor, to create an agriculture business that is more efficient and more productive than those that use traditional farming methods. Typically, the CEA industry has been focused on indoor agriculture and vertical farming.

Headquartered in Colorado, we aim to provide customers with a variety of value-added technology solutions that help improve their overall crop quality and yield, optimize energy and water efficiency, and satisfy the evolving state and local codes, permitting and regulatory requirements. We offer our customers a variety of service and product offerings that include: (i) air handling equipment and systems, (ii) air sanitation products, (iii) LED lighting, and (iv) benching and racking solutions for indoor cultivation.

Description of Fat Panda Business

In June 2025, we acquired Fat Panda Ltd. (“Fat Panda”), a retailer and manufacturer of e-cigarettes, vape devices and e-liquids. Fat Panda is central Canada’s largest retailer and manufacturer of e-cigarettes, vape devices and e-liquids, with a market share exceeding 50% in the region. Fat Panda operates 33 retail locations, including 29 Fat Panda stores and four Electric Fog vape outlets, in the provinces of Manitoba, Ontario and Saskatchewan. Fat Panda also serves a wide range of customers through its online e-commerce platform. Its retail footprint is complemented by a comprehensive portfolio of products, including its own line of premium e-liquids manufactured in-house, along with a robust portfolio of trademarks and intellectual property.

As Central Canada’s first dedicated vaping product retailer, Fat Panda’s inventory consists solely of high-quality vaping goods. This allows for dedicated investment of funds toward vaping products, yielding a market-leading catalogue of hundreds of various devices, and a countless array of flavors to suit a diverse clientele base. Over the years, Fat Panda has established a highly loyal customer base by curating a product lineup that considers multiple factors including familiarity with vaping systems, previous nicotine dependence, and ergonomics, among other product elements.

Over the last decade, Fat Panda has invested heavily in its in-house manufacturing of e-liquids, allowing it to drastically reduce the cost of the highest value commodity in its product offering. With proprietary recipes, and exclusivity to only Fat Panda retail outlets (where applicable), consumer retention is high with the uptake of Fat Panda’s own house-line of products. Furthermore, wholesale of these goods are allowed to alternate retailers in regions where a Fat Panda is not located, which Fat Panda believes acts as a feeder for expanded representation and marketing of the Fat Panda brand.

Located in the geographic center of Canada, Fat Panda’s headquarters in Winnipeg, Manitoba also acts as the central distribution hub for all locations in the retail chain. Each satellite location receives at minimum one shipment from the warehouse per week for all goods manufactured in-house. Third party goods are shipped direct from external suppliers and can occur as often as necessary, allowing for enhanced turnover and manageable inventory levels per location.

Fat Panda’s webstore similarly operates from the warehouse, with an ever-expanding catalogue, online sales have increased significantly in recent years, currently grossing over $250,000 per month with a dedicated employee and other shared resources with warehousing.

Being the earliest entrant in the Central Canadian market in 2013, Fat Panda was able to establish itself as the only dedicated retailer of vaping products at the time. Operating virtually alone in the space, a monopolistic scenario provided the revenue and resources for reinvestment to open multiple locations before any substantial competitor was able to enter the market. As a result, the brand became synonymous with vaping goods in the region, paving the way for future success and recognition as Fat Panda expanded geographically outwards from Winnipeg. This is evident as on many occasions, a competitor will attempt to disrupt a specific market by establishing near a Fat Panda retail store, but the Fat Panda location experiences no or only a minor drop in business at said location.

Similarly, taking into account the preferences of different clientele, Fat Panda acknowledges that although the aim of its locations is to encourage any and all types of clients to visit, some clients prefer an alternative aesthetic and product offerings. Research is continuous on other retail chains that have established within the same market, with focus on four nearby competitors that may be considered as holding sizable market share. Exploration into synergies, or mergers may be considered in the future.

Recent Developments

Private Placement Offering

On July 28, 2025, CEA Industries Inc. entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) (i) an aggregate of 41,754,478 shares of Common Stock, at an offering price of $10.10 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,750,510 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $10.09999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Stapled Warrants”) to purchase an aggregate of 49,504,988 shares of Common Stock (the “Stapled Warrant Shares”) at an exercise price of $15.15 per Stapled Warrant. In the Offering, the Purchasers tendered U.S. dollars to the Company as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants. The Company closed the Offering on August 5, 2025.

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The Company intends to use the net proceeds from the Offering primarily to acquire the native cryptocurrency of the Binance Coin blockchain commonly referred to as “BNB” and contribute the BNB to the Company’s treasury operations. The Company intends to use at least 20% of the net proceeds from the Offering in activities carried on for the production of income from performing services, including but not limited to, blockchain validation services, blockchain lending services or other decentralized finance services. In addition, the Company intends to use 5% of the net proceeds from the Offering to be invested into approved validator, wrapping and staking technology in furtherance of the Company’s business and its treasury management.

In connection with entering into the Securities Purchase Agreements, on July 28, 2025, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offering registering the resale of the Common Stock sold in the Offering, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares and certain securities to be issued to the Company’s Strategic Advisors (as defined below).

On August 5, 2025, the Company announced in a press release that it had closed the Offering as of August 5, 2025 to support the implementation of its BNB-focused treasury strategy. The Offering delivered $500,000,000 in gross proceeds. Up to an additional $750,000,000 may be received by the Company from the exercise of the Stapled Warrants.

Asset Management Agreement

In connection with the Offering, on August 5, 2025, the Company entered into an asset management agreement (the “Asset Management Agreement”) with 10X Capital Partners LLC (the “Asset Manager”) pursuant to which the Company appointed the Asset Manager to provide asset management and related services with respect to the Company’s digital assets in accordance with a defined treasury strategy (the “Treasury Strategy”). The Treasury Strategy is primarily focused on BNB and BNB equivalents, primarily within the BNB ecosystem.

The assets subject to the Asset Management Agreement consist of the net proceeds from the Offering as well as any other cash or digital assets designated by the Company as part of its treasury (the “Treasury Assets”). The Treasury Assets are held in cryptocurrency wallets established and controlled by the Company’s Asset Manager (or an affiliate), with custody maintained by a custodian acceptable to the Company’s Strategic Committee.

The Asset Manager is compensated according to a management fee schedule set forth in the Asset Management Agreement and is also entitled to a one-time issuance of warrants to purchase shares of the Company’s Common Stock equal to 2% of the aggregate number of shares and Pre-Funded Warrants issued in the Offering. The Company is responsible for all reasonable and documented expenses related to the operation of the Treasury Strategy, including custodial, banking, brokerage, transaction, and other related fees. The Asset Manager does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Advisers Act of 1940.

The Asset Management Agreement has a term of twenty years. If the Company terminates the Asset Management Agreement prior to the end of the term, or if the Asset Manager terminates due to a material breach by the Company, the Company is required to pay the Asset Manager all fees and other compensation that would have accrued through the end of the term as liquidated damages, paid monthly. The Asset Manager may terminate the agreement at any time for any reason with at least 120 days’ prior written notice.

The Asset Manager is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets, except for the direct withdrawal of fees as provided in the Asset Management Agreement. The Asset Manager may provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of Delaware.

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Strategic Advisor Agreements

On August 5, 2025, the Company entered into two Strategic Advisor Agreements (the “Strategic Advisor Agreements”) with each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (the “Strategic Advisors”) pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and the Strategic Advisors. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon 90 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreements. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors warrants (the “Strategic Advisor Warrants”) to purchase an aggregate of 6,930,697 shares of Common Stock. The exercise price per share of the Strategic Advisor Warrants is equal to the par value of the Common Stock. The Strategic Advisor Warrants are exercisable, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

BNB and the BNB Ecosystem

BNB is the native cryptocurrency of the Binance blockchain ecosystem, powering the BNB Chain blockchain platform. BNB supports a broad range of decentralized finance (DeFi) applications, non-fungible tokens (NFTs), gaming, payments, staking, and governance activities. The BNB Chain is compatible with the Ethereum Virtual Machine (EVM), allowing developers to build smart contracts and decentralized applications (dApps) using familiar Ethereum tools.

BNB operates on a consensus mechanism called Proof of Staked Authority (PoSA), which combines delegated proof of stake with proof of authority. The publicly reported maximum theoretical transactions per second on the BNB Chain currently exceeds 2,000, with sub-second block times. Gas fees on BNB Chain are relatively low, around $0.01 per transaction, facilitating wide user participation and enabling micro-transactions by making a wide range of activities more economically viable for users.

The BNB ecosystem includes several integrated chains—BNB Smart Chain for general dApps, opBNB with optimistic rollups optimized for DeFi and gaming, and BNB GreenField for decentralized storage solutions BNB serves multiple functions:

●	Paying transaction fees (gas) across the BNB Chain ecosystem
●	Staking to secure the network
●	Participating in network governance
●	Enabling access to Binance Launchpad and other Binance services
●	Supporting DeFi protocols and NFT marketplaces within the ecosystem

The ecosystem benefits from Binance’s position as the world’s largest cryptocurrency exchange, providing exchange-to-blockchain onboarding. Recent upgrades in 2025 to the BNB Chain include faster sub-second transaction speeds, gasless transactions via an expanded “megafuel” system ( which allows third parties to pay gas fees on behalf of users in stablecoins or BEP-20 tokens), expanded anti-MEV protections (techniques designed to prevent “Maximal Extractable Value” (MEV) exploitation), and native liquid staking that aims to enhance validator participation and network security, according to Binance.

The BNB Chain has implemented a burn policy, which is designed to reduce the total supply of BNB from 200 million to 100 million tokens. According to Binance, there are two distinct methodologies through which BNB can be burnt: the quarterly BNB burning event and a percentage of the BNB used as gas fees on the BNB Chain. Since December 2021, the auto-burn system calculates quarterly burns based on BNB’s price and BNB Chain block production, replacing the earlier method of using 20% of Binance’s profits for buybacks. Additionally, since November 2021, the BEP-95 upgrade burns a portion of the gas fees on the BNB Chain in real-time, proportional to network activity. Burned tokens are sent to an irretrievable blockchain address and cannot be reissued, with transactions publicly verifiable on the BNB Chain. According to Binance, the BNB burn policy is intended to have a deflationary effect, potentially increasing the value and price of BNB. As of July 2025, approximately 40 million BNB reportedly remain to be burned to reach the 100 million target. While these burn mechanisms are publicly disclosed by Binance, they are subject to change, as they are administered by Binance and BNB Chain validators, which are outside of the Company’s control, and they may not achieve their intended deflationary effect.

While the Binance ecosystem continues to grow with expanding developer activity, diverse use cases, and increasing institutional interest, it faces risks common to the crypto space—regulatory uncertainties, technological competition, and market volatility. In addition, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Further, most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could impact the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price and trading volume of BNB on the Binance Exchange or other secondary markets. See “Risk Factors - Risk Factors Related to Our Proposed Digital Asset Treasury Strategy - There may be potential inconsistencies between the stated intentions and future actions by Binance and its related entities.” Additionally, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB; as such, prior conduct and indications of current intent are not necessarily indicative of actual or future trading activities by these parties. Recently, certain market participants have alleged potential manipulation of the price of BNB by the Binance Exchange.Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our Common Stock. Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem also subjects us to material counterparty, reputational, and regulatory risks outside of our control. See “Risk Factors” beginning on page S-10 of this prospectus.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://ceaindustries.com/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to an Investment in our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our Common Stock has traded at prices as low as $6.22 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of any securities offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from any offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of any such offering. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline.

7

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in previous offerings, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

In addition, any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

8

We rely heavily on the services of our Asset Manager and Strategic Advisors. Any disruption to these services may result in a significant disruption in our operations and management of our digital assets.

The Company relies heavily on the services of its Asset Manager and its Strategic Advisors for the management of its digital asset treasury and for strategic guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Asset Manager and the Strategic Advisors have the right to terminate their respective agreements for convenience at any time, with 120 days’ notice for the Asset Manager and 90 days’ notice for the Strategic Advisors. If either party exercises this right, the Company could face significant disruption in its operations and management of digital assets. Additionally, if the Company terminates the Asset Management Agreement early or if the Asset Manager terminates due to a material breach by the Company, it must pay the Asset Manager all fees and compensation that would have accrued through the end of the twenty-year term, which could materially impact the Company’s financial condition.

Furthermore, both the Asset Manager and the Strategic Advisors have received warrants to purchase shares of the Company’s Common Stock. This equity interest may create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of the Company or its stockholders. There is no assurance that such conflicts will be resolved in the Company’s favor, and any failure to manage these conflicts could adversely affect the Company’s business, financial condition, and reputation.

Risks Related to Cryptocurrencies

The further development and acceptance of the BNB chain (the “BNB Chain”) and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the BNB Chain and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as BNB may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks and chains are a new and rapidly evolving industry of which the BNB Chain are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the BNB Chain in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the BNB Chain, include:

●	continued worldwide growth in the adoption and use of BNB and other cryptocurrencies, including those competitive with BNB;
●	government and quasi-government regulation of BNB and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the BNB Chain or similar cryptocurrency systems;
●	the maintenance and development of the open-source software protocol of the BNB Chain;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the BNB Chain and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the BNB Chain, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of BNB.

9

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for BNB, are growing. The digital asset trading platforms through which BNB and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of BNB for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring BNB from a personal account to a third-party’s account.

Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of BNB and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

10

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of BNB, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value.

The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including BNB, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for BNB. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout BNB’s history. BNB prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the value of the Common Stock may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. The 2022 Events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including BNB, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

Extreme volatility in the future, including further declines in the trading price of BNB, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of BNB and other cryptocurrencies, including a depreciation in value.

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We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a BNB treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

We face significant risks relating to disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to the cryptocurrency blockchains, which could materially and adversely impact our business, financial condition and results of operations.

Blockchain networks are maintained by decentralized networks of participants, and as such are susceptible and vulnerable to a variety of risks, including disruptions, security breaches, and fundamental technical issues. Both networks are vulnerable to attacks by malicious actors who gain control of a significant portion of the network’s mining hash rate, a scenario commonly referred to as a 51% attack. In such an event, the attacker could double-spend transactions, reverse previously confirmed transactions, or otherwise disrupt the normal operations of the network. Successful 51% attacks have historically undermined trust in affected blockchain networks and could materially decrease the value of cryptocurrency assets.

Additionally, forks, or splits in the underlying protocol, may occur when participants fail to reach consensus on proposed upgrades or changes. Forks can lead to the creation of duplicate networks, confusion among market participants, dilution of the original network’s value, and disruption of the network’s operations. Hard forks, in particular, can materially and adversely impact the perceived stability and value of digital assets, leading to reduced demand and price declines.

Further, hacks and other security breaches targeting the core infrastructure of blockchain networks or major participants, such as exchanges and custodians, could severely impact the reputation and market confidence in these networks. Exploits of protocol-level vulnerabilities could also compromise the integrity of the cryptocurrency blockchains, resulting in a substantial loss of value.

The success and growth of cryptocurrency assets depend significantly on their continued security, stability, and scalability. Any technical failures, consensus breakdowns, governance disputes, or regulatory interventions that diminish confidence in the networks or impair their functionality could lead to a material decline in their market prices, which could materially and adversely impact our business, financial condition and results of operations. A sustained or significant decrease in the price or liquidity of cryptocurrencies, whether due to 51% attacks, forks, hacks, network disruptions, or other adverse events, could negatively impact our business, financial condition, and results of operations. Furthermore, even the perception that any of these events could occur may lead to significant market volatility and price declines, adversely affecting our business, financial condition and results of operations.

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Risks Related to Investing in BNB

BNB is subject to extreme price volatility, and any sustained decline in the market price of BNB could lead to substantial losses on our digital asset holdings and could adversely affect the market price of our Common Stock.

Historical prices of BNB have exhibited sudden and significant fluctuations due to shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Because digital asset trading markets are relatively new, largely unregulated, and, at times, subject to limited liquidity, BNB may experience larger or more frequent price swings than traditional asset classes and may not be complying with existing regulations. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as BNB on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. A rapid decrease in the price of BNB—whether the result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any BNB we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and depress the market price of our securities.

Additionally, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could have a material impact on the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price or trading volume of BNB on the Binance Exchange or other secondary markets. Further, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB; as such, prior conduct and indications of current intent are not necessarily indicative of actual or future trading activities by these parties. Recently, certain market participants have alleged potential manipulation of the price of BNB by the Binance Exchange. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our common stock.

The value of our Common Stock depends on the development and acceptance of the BNB Chain. The slowing or stopping of the development or acceptance of the BNB Chain may adversely affect an investment in our Common Stock.

Digital assets such as BNB were only introduced within the past 15 years, and the medium-to-long-term value of our Common Stock is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. BNB itself was launched only in 2017. Digital asset networks, including the BNB Chain, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because BNB is a digital asset, the value of our Common Stock is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

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The BNB Chain, including the cryptographic and algorithmic protocols associated with the operation of the BNB Chain, has only been in existence since 2017, and BNB markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks that could materially adversely affect the value of our Common Stock:

●	Digital assets, including BNB, are controllable only by the possessor of both the unique public key and private key or keys relating to the BNB Chain address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the BNB Chain, would affect the ability to transfer digital assets, including BNB, and, consequently, their value.

●	The foregoing notwithstanding, the BNB Chain’s protocol is informally overseen by a collective of core developers who propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators were to adopt amendments to the BNB Chain based on the proposals of such core developers, the BNB Chain would be subject to new protocols that may adversely affect the value of BNB.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the BNB Chain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	As the BNB Chain continues to develop and grow, certain technical issues might be uncovered and the troubleshooting and resolution of such issues requires the attention and efforts of BNB Chain’s global development community. Like all software, the BNB Chain is at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors

●	Many digital asset networks, including the BNB Chain, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the BNB Chain and the value of BNB.

●	Moreover, in the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal blockchain network or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the BNB Chain or BNB as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the BNB Chain or take the treasury’s BNB, which would adversely affect the value of the Common Stock. Moreover, normal operations and functionality of the BNB Chain may be negatively affected. Such losses of functionality could lead to the BNB Chain losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for BNB. Even if another digital asset other than BNB were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Common Stock.

●	The BNB Chain is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of BNB as well as other BNB Chain protocols. The open-source nature of many digital asset network protocols, such as the protocol for the BNB Chain, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the BNB Chain does not successfully develop its policies on supply and issuance, and other major design decisions or does so in a manner that is not attractive to network participants it could lead to a decline in adoption of the BNB Chain and price of BNB.

●	Software applications running on top of the BNB Chain (often referred to as “decentralized applications” or “DApps”, whether or not decentralized in fact) and smart contract developers depend on being able to obtain BNB to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require BNB in order to pay the transaction fees needed to pay validators to execute transactions and smart contract operations. As such, they represent a significant source of demand for BNB. BNB’s price volatility (particularly where BNB prices increase), or the BNB Chain’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the BNB Chain as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the BNB Chain for other blockchain or digital asset networks or protocols for whatever reason, the value of BNB could be negatively affected.

Moreover, because digital assets, including BNB, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

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Digital assets represent a new and rapidly evolving industry, and the value of our Common Stock depends on the acceptance of BNB.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. The BNB Chain launched in 2017. In general, digital asset networks, including the BNB Chain and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Common Stock:

●	Banks and other established financial institutions may refuse to process funds for BNB transactions; process wire transfers to or from digital asset trading platforms, BNB-related companies or service providers; or maintain accounts for persons or entities transacting in BNB. As a result, the prices of BNB are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept BNB in the future.
●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as BNB, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.
●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the BNB Chain, any trading platforms or businesses that facilitate transactions in BNB may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.
●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement.
●	If BNB is not accepted, or the BNB Chain value proposition is not or ceases to be realized, BNB could have no value, which would have a material adverse effect on the Company and the price of its Common Stock.

If validators exit the BNB Chain, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the BNB Chain more vulnerable to a malicious actor obtaining control of a large percentage of staked BNB, which might enable them to manipulate the BNB Chain by censoring or manipulating specific transactions. If the BNB Chain suffers such an attack, the price of BNB could be negatively affected, and a loss of confidence in the BNB Chain could result. Any reduction in confidence in the transaction confirmation process or staking power of the BNB Chain may adversely affect an investment in the Common Stock.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the BNB Chain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the BNB Chain, could quickly collapse, and an investment in the Common Stock may be adversely affected.

15

We face risks relating to the potential compromise of the BNB Chain and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of the BNB Chain and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. BNB and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to the BNB Chain and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning the BNB Chain and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the BNB Chain.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting BNB and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the BNB Chain and other cryptocurrencies’ ecosystems.

There can be no assurance that BNB and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the BNB Chain and other cryptocurrencies’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of BNB and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

Risk Factors Related to Our Proposed Digital Asset Treasury Strategy

We have recently shifted a portion of our business strategy towards a focus on BNB, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards BNB, including potential investments in BNB, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate BNB-related activities at the scale or profitability currently anticipated. The BNB Chain operates with a Proof-of-Staked-Authority consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support BNB and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards BNB could have a material adverse effect on our business and financial condition.

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Our shift towards a BNB-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a BNB-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. BNB’s Proof-of-Staked-Authority consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the BNB ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our BNB strategy, prevent us from realizing positive returns and severely hurt our financial condition.

Transactions using BNB require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using BNB, including purchases, sales and staking, require the payment of “gas fees” in BNB. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the BNB Chain. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in BNB itself, which would require that sufficient BNB balances are maintained. Future upgrades to the BNB protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that BNB may be classified as a “security.” If BNB is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that BNB is a “security,” and BNB has not yet been classified with respect to the U.S. federal securities laws. Although we believe that BNB is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that BNB is not a “security” is premised, among other reasons, on our conclusion that BNB does not appear to meet certain elements of the Howey test, such as that holders of BNB do not have a reasonable expectation of profits from our efforts in respect of their holding of BNB.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that BNB, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if BNB or components of the BNB Chain were determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects.

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If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent Offering will be used to acquire BNB, which is an amount in excess of 40% of our total assets. Since we believe BNB is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

BNB and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

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Adverse changes in the regulatory treatment of digital assets such as BNB could materially impair the value and liquidity of our holdings and negatively impact our business, financial condition, and results of operations.

The legal and regulatory framework governing digital assets in the United States and in foreign jurisdictions is rapidly evolving and remains highly uncertain. Federal, state, and foreign regulators continue to issue new rules and take enforcement actions that directly or indirectly affect the classification, transferability, custody, and tax treatment of cryptocurrencies, including BNB. Should BNB, or the activities of any party critical to the BNB ecosystem (including exchanges, validators, custodians, or Binance itself), be deemed to violate securities, commodities, anti-money-laundering, sanctions, consumer-protection, or other applicable laws, we could become subject to significant fines, penalties, registration requirements, trading restrictions, or forced divestiture of BNB. Any such development could cause a precipitous decline in the market price of BNB, impair our ability to monetize or otherwise use our digital asset treasury, and adversely impact the market price of our securities.

We rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of BNB; any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement a digital asset treasury strategy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our BNB holdings or the yield we expect to generate from staking or other on-chain activities. In addition, concentrated holdings of BNB by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of BNB held on our behalf could have a material adverse effect on our financial condition and results of operations.

Technical shortcomings or defects in the BNB Chain, including changes to its validator structure, governance model, or core software, could diminish the utility and value of BNB and harm our business.

The BNB Chain is a public, open-source blockchain protocol that is not under our control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, node operators, and other ecosystem participants. If the BNB Chain experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, market confidence in BNB could be severely undermined. Similarly, decisions by Binance or influential validators to adopt protocol changes, modify transaction-fee structures, or alter burn practices or network governance could adversely affect BNB’s economics and, therefore, the value of our holdings.

Our concentration in a single digital asset exposes us to unique liquidity risks that may prevent us from converting BNB into fiat currency or other assets when desired, particularly during periods of market stress.

Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our BNB holdings at prevailing quoted prices—or at all—without significantly affecting the market price of BNB. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects.

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Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem subjects us to material counterparty, reputational, and regulatory risks outside of our control.

Binance played a central role in the creation, issuance, and continuing promotion of BNB and remains an important driver of its adoption. BNB’s value and utility are closely tied to the continued operation, reputation, and legal standing of Binance, its original issuer and primary ecosystem driver. Any adverse developments affecting Binance—including legal, regulatory, operational, or reputational issues—could materially impair the value or liquidity of our BNB holdings. The BNB Chain’s validator structure and governance are subject to centralization concerns, with a limited number of participants exerting significant control over network operations. The health and growth of the BNB Chain ecosystem, including the success of dApps, staking, and yield-generating activities, are critical to the Company’s business model and financial performance. Further, if Binance or its affiliates take certain actions including, without limitation, supporting potential future competitors who pursue a BNB treasury strategy, changing their burn policies and procedures or conducting burns in a manner inconsistent with their public disclosures, or refusing to sell BNB to us on acceptable terms or at all, such actions could materially and adversely affect the value of our digital asset treasury and the market price of our securities.

In addition, Binance, its founder (who is reported to hold the majority of BNB in circulation) and certain affiliates of Binance have been, and may continue to be, the subjects of investigations, civil actions, or criminal proceedings in multiple jurisdictions, including the United States, the United Kingdom, Australia, Canada, Europe, Asia and Africa. These matters have involved, among other things, market manipulation, violations of anti-money laundering requirements, unregistered securities offerings, the failure to maintain adequate compliance programs and the unauthorized operation of trading platforms. As part of a settlement with U.S. regulators in November 2023, Binance agreed to pay more than $4.3 billion to U.S. regulators and to undertake extensive remedial compliance measures. Binance’s founder (who is reported to hold the majority of BNB in circulation) paid a fine of $50 million to U.S. regulators and was also sentenced to jail for four months. Additional or ongoing regulatory scrutiny of Binance, its founders or its affiliates—including related to the effectiveness of mandated remedial measures—could negatively affect public perception of BNB, constrain trading activity, and suppress the price and liquidity of BNB. Any such development could materially and adversely affect the value of our digital asset treasury and the market price of our securities.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain a digital asset treasury strategy may be compromised.

Our strategy contemplates the discretionary purchase of BNB and related yield-generating instruments. The capital required to acquire, stake, and actively manage BNB may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

Our BNB holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our cryptocurrencies at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our cryptocurrency holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, cryptocurrencies we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrencies or otherwise generate funds using our cryptocurrency holdings, including in particular during times of market instability or when the price of BNB has declined significantly. If we are unable to sell our cryptocurrencies, enter into additional capital raising transactions using cryptocurrencies as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our cryptocurrencies at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

There may be potential inconsistencies between the stated intentions and future actions of Binance and its related entities.

While Binance and its former controller have stated that they and their related entities do not actively trade BNB or engage in purchasing activities intended to support its price or increase trading volume, these statements reflect only their current intentions and plans. There can be no assurance that their future actions will remain consistent with these representations. Circumstances, business strategies, or other factors may change, and Binance or its related parties may alter their activities with respect to BNB at any time without prior notice.

Additionally, the lack of publicly available information makes it difficult to independently verify whether trading activity in BNB by these parties is occurring in accordance with the Binance Exchange’s policies and procedures, or whether such activity is materially affecting the price or trading volume of BNB on the Binance Exchange or other secondary markets. Any deviation from their stated intentions, or any undisclosed activity, could have a significant impact on the market for BNB, potentially affecting its price, trading volume, and overall market perception. As a result, investors and other market participants should be aware that there is no guarantee that Binance and its related entities will continue to act in accordance with their current statements, and any changes in their conduct could adversely affect the value and liquidity of BNB.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

●	debt repayment;

●	repurchases of shares of our common stock;

●	pursuit of our BNB treasury strategy;

●	working capital; and/or

●	capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our articles of incorporation (as amended), our bylaws (as amended) and Nevada law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 200,000,000 shares of common stock, par value $0.00001 per share, and up to 25,000,000 shares of preferred stock, par value $0.00001 per share. As of August 25, 2025, there were 42,614,935 shares of common stock issued. The issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that CEA Industries may issue in the future will also be fully paid and non-assessable.

Voting

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock present and entitled to vote in the election of directors can elect all directors standing for election..

Quorum

Under our amended and restated bylaws, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Dividends

Subject to prior dividend rights of the holders of any shares of issued and outstanding preferred stock of the Company, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not currently entitled to pre-emptive rights.

Authorized but Unissued Common Stock

Nevada corporate law does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of Nasdaq, which would apply for so long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances (other than a public offering) that equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of CEA Industries Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of CEA Industries Inc. and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

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The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

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●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

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●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and

●	demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

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Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

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If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

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Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

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Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

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●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

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●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not CEA Industries Inc. is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not CEA Industries Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, CEA Industries Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

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In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

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Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefore. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

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Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

36

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

37

Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

38

DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

39

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

40

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

41

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

42

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

43

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

44

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 27, 2025) and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (filed with the SEC on July 25, 2025);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed with the SEC on May 15, 2025);

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2025, April 1, 2025, May 8, 2025, June 9, 2025, June 10, 2025, July 3, 2025, July 28, 2025, August 1, 2025, August 8, 2025, and August 19, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	the description of our common stock and warrants in our Registration Statement on Form 8-A12B, which was filed with the SEC on February 4, 2022 (File No. 001-41266), and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.8 to the Annual Report on Form 10-K filed with the SEC on March 27, 2025.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://ceaindustries.com/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

CEA Industries Inc.

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Winston & Strawn LLP. Fox Rothschild LLP will issue an opinion to us regarding certain matters of Nevada law, including the validity of the securities offered hereby. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of CEA Industries Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference into this prospectus supplement from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CEA Industries Inc. appearing in the Annual Report on Form 10-KT of CEA Industries Inc. for the transition period from January 1, 2025 to April 30, 2025 (including any schedule appearing therein) have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

CEA Industries Inc.

Up to $50,000,000

Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”), dated August 25, 2025 (the “Sales Agreement”) relating to shares of our common stock, $0.00001 par value per share (“Common Stock”), offered by this prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $50,000,000 to or through Cantor, acting as agent, pursuant to this prospectus.

Sales of our Common Stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, Cantor is not required to sell any specific number or dollar amounts of our Common Stock but will use commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Cantor and us. There is no current arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross proceeds from each sale of our Common Stock. In connection with the sales of our Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Cantor against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Common Stock and public warrants are listed on the NASDAQ Capital Market (“Nasdaq”) under the symbols “BNC” and “BNCWW,” respectively.

On August 22, 2025, the last reported sale price of our Common Stock and public warrants on Nasdaq was $27.32 per share and $0.20 per public warrant.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus is August 25, 2025.

TABLE OF CONTENTS

Prospectus

S-1

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this prospectus, we may from time to time sell shares of our Common Stock having an aggregate offering price of up to $50,000,000 at prices and on terms to be determined by market conditions at the time of the offering. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether or not to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor Cantor have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them. This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, references in this prospectus to “CEA Industries,” the “Company,” the “Registrant,” “we,” “us” and “our” refer to CEA Industries Inc. together with its consolidated subsidiaries.

S-2

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://ceaindustries.com/. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and our Common Stock offered by this prospectus, you may refer to such registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

S-3

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 27, 2025) and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (filed with the SEC on July 25, 2025);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (filed with the SEC on May 15, 2025);

●	our Current Reports on Form 8-K filed with the SEC on February 12, 2025, April 1, 2025, May 8, 2025, June 9, 2025, June 10, 2025, July 3, 2025, July 28, 2025, August 1, 2025, August 8, 2025, and August 19, 2025 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	The description of our common stock and warrants in our Registration Statement on Form 8-A12B, which was filed with the SEC on February 4, 2022 (File No. 001-41266), and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.8 to the Annual Report on Form 10-K filed with the SEC on March 27, 2025.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date we stop offering securities pursuant to this prospectus, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://ceaindustries.com/) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the base prospectus, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

CEA Industries Inc.

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. These forward-looking statements are contained principally in the sections entitled “Risk Factors” and “Use of Proceeds.” Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Some factors that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

●	our business prospects and the transition we are making to limit our historic engineering and grow facility operations while seeking new opportunities in the Canadian vape products market;

●	our overall financial condition and outstanding debt obligations;

●	the impact on our business from our restructuring and our ability to transition our operations;

●	the inherent uncertainty of product development and product selection to meet customer and client requirements, and whether there are or will be warranty claims;

●	regulatory, legislative and judicial developments;

●	competitive pressures in our current and future businesses;

●	the ability to effectively operate our business, including servicing our existing customers and obtaining new business in our markets;

●	our relationships with our customers and suppliers and our reliance on a limited number of customers and suppliers;

●	changes in our business strategy and development plans, and in our plans for seeking strategic alternatives;

●	the success of our BNB treasury strategy;

●	our ability to attract and retain qualified personnel;

●	our ability to raise equity and debt capital, as needed from time to time, to fund our operations and business strategy, including possible strategic alternatives and acquisitions;

●	our ability to identify, complete and integrate potential strategic alternatives and acquisitions;

●	future revenue being lower than expected;

●	the substantial changes in the amount and current size of our backlog for the CEA (as defined herein) business and our ability to convert backlog into revenue in a timely manner, or at all;

●	our intention not to pay dividends;

●	our ability to maintain our listing of the shares of common stock and common stock purchase warrants on Nasdaq and the price volatility and limited trading volumes of our securities in the public market; and

●	other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in our Annual Report on Form 10-K, Transition Annual Report on Form 10-KT, and any subsequent filings with the SEC.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” beginning on page S-10 of this prospectus as well as the risk factors included in the documents incorporated herein and therein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

S-5

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

General

CEA Industries, through our subsidiary, Surna Cultivation Technologies LLC, has been focused on selling environmental control and other technologies and services to the Controlled Environment Agriculture (“CEA”) industry. The CEA industry aims to optimize the use of horticultural resources such as water, energy, space, capital, and labor, to create an agriculture business that is more efficient and more productive than those that use traditional farming methods. Typically, the CEA industry has been focused on indoor agriculture and vertical farming.

Headquartered in Colorado, we aim to provide customers with a variety of value-added technology solutions that help improve their overall crop quality and yield, optimize energy and water efficiency, and satisfy the evolving state and local codes, permitting and regulatory requirements. We offer our customers a variety of service and product offerings that include: (i) air handling equipment and systems, (ii) air sanitation products, (iii) LED lighting, and (iv) benching and racking solutions for indoor cultivation.

Description of Fat Panda Business

In June 2025, we acquired Fat Panda Ltd. (“Fat Panda”), a retailer and manufacturer of e-cigarettes, vape devices and e-liquids. Fat Panda is central Canada’s largest retailer and manufacturer of e-cigarettes, vape devices and e-liquids, with a market share exceeding 50% in the region. Fat Panda operates 33 retail locations, including 29 Fat Panda stores and four Electric Fog vape outlets, in the provinces of Manitoba, Ontario and Saskatchewan. Fat Panda also serves a wide range of customers through its online e-commerce platform. Its retail footprint is complemented by a comprehensive portfolio of products, including its own line of premium e-liquids manufactured in-house, along with a robust portfolio of trademarks and intellectual property.

As Central Canada’s first dedicated vaping product retailer, Fat Panda’s inventory consists solely of high-quality vaping goods. This allows for dedicated investment of funds toward vaping products, yielding a market-leading catalogue of hundreds of various devices, and a countless array of flavors to suit a diverse clientele base. Over the years, Fat Panda has established a highly loyal customer base by curating a product lineup that considers multiple factors including familiarity with vaping systems, previous nicotine dependence, and ergonomics, among other product elements.

Over the last decade, Fat Panda has invested heavily in its in-house manufacturing of e-liquids, allowing it to drastically reduce the cost of the highest value commodity in its product offering. With proprietary recipes, and exclusivity to only Fat Panda retail outlets (where applicable), consumer retention is high with the uptake of Fat Panda’s own house-line of products. Furthermore, wholesale of these goods are allowed to alternate retailers in regions where a Fat Panda is not located, which Fat Panda believes acts as a feeder for expanded representation and marketing of the Fat Panda brand.

Located in the geographic center of Canada, Fat Panda’s headquarters in Winnipeg, Manitoba also acts as the central distribution hub for all locations in the retail chain. Each satellite location receives at minimum one shipment from the warehouse per week for all goods manufactured in-house. Third party goods are shipped direct from external suppliers and can occur as often as necessary, allowing for enhanced turnover and manageable inventory levels per location.

S-6

Fat Panda’s webstore similarly operates from the warehouse, with an ever-expanding catalogue, online sales have increased significantly in recent years, currently grossing over $250,000 per month with a dedicated employee and other shared resources with warehousing.

Being the earliest entrant in the Central Canadian market in 2013, Fat Panda was able to establish itself as the only dedicated retailer of vaping products at the time. Operating virtually alone in the space, a monopolistic scenario provided the revenue and resources for reinvestment to open multiple locations before any substantial competitor was able to enter the market. As a result, the brand became synonymous with vaping goods in the region, paving the way for future success and recognition as Fat Panda expanded geographically outwards from Winnipeg. This is evident as on many occasions, a competitor will attempt to disrupt a specific market by establishing near a Fat Panda retail store, but the Fat Panda location experiences no or only a minor drop in business at said location.

Similarly, taking into account the preferences of different clientele, Fat Panda acknowledges that although the aim of its locations is to encourage any and all types of clients to visit, some clients prefer an alternative aesthetic and product offerings. Research is continuous on other retail chains that have established within the same market, with focus on four nearby competitors that may be considered as holding sizable market share. Exploration into synergies, or mergers may be considered in the future.

Recent Developments

Private Placement Offering

On July 28, 2025, CEA Industries Inc. entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) (i) an aggregate of 41,754,478 shares of Common Stock, at an offering price of $10.10 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,750,510 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $10.09999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Stapled Warrants”) to purchase an aggregate of 49,504,988 shares of Common Stock (the “Stapled Warrant Shares”) at an exercise price of $15.15 per Stapled Warrant. In the Offering, the Purchasers tendered U.S. dollars to the Company as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants. The Company closed the Offering on August 5, 2025.

The Company intends to use the net proceeds from the Offering primarily to acquire the native cryptocurrency of the Binance Coin blockchain commonly referred to as “BNB” and contribute the BNB to the Company’s treasury operations. The Company intends to use at least 20% of the net proceeds from the Offering in activities carried on for the production of income from performing services, including but not limited to, blockchain validation services, blockchain lending services or other decentralized finance services. In addition, the Company intends to use 5% of the net proceeds from the Offering to be invested into approved validator, wrapping and staking technology in furtherance of the Company’s business and its treasury management.

In connection with entering into the Securities Purchase Agreements, on July 28, 2025, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offering registering the resale of the Common Stock sold in the Offering, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares and certain securities to be issued to the Company’s Strategic Advisors (as defined below).

On August 5, 2025, the Company announced in a press release that it had closed the Offering as of August 5, 2025 to support the implementation of its BNB-focused treasury strategy. The Offering delivered $500,000,000 in gross proceeds. Up to an additional $750,000,000 may be received by the Company from the exercise of the Stapled Warrants.

Asset Management Agreement

In connection with the Offering, on August 5, 2025, the Company entered into an asset management agreement (the “Asset Management Agreement”) with 10X Capital Partners LLC (the “Asset Manager”) pursuant to which the Company appointed the Asset Manager to provide asset management and related services with respect to the Company’s digital assets in accordance with a defined treasury strategy (the “Treasury Strategy”). The Treasury Strategy is primarily focused on BNB and BNB equivalents, primarily within the BNB ecosystem.

The assets subject to the Asset Management Agreement consist of the net proceeds from the Offering as well as any other cash or digital assets designated by the Company as part of its treasury (the “Treasury Assets”). The Treasury Assets are held in cryptocurrency wallets established and controlled by the Company’s Asset Manager (or an affiliate), with custody maintained by a custodian acceptable to the Company’s Strategic Committee.

The Asset Manager is compensated according to a management fee schedule set forth in the Asset Management Agreement and is also entitled to a one-time issuance of warrants to purchase shares of the Company’s Common Stock equal to 2% of the aggregate number of shares and Pre-Funded Warrants issued in the Offering. The Company is responsible for all reasonable and documented expenses related to the operation of the Treasury Strategy, including custodial, banking, brokerage, transaction, and other related fees. The Asset Manager does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Advisers Act of 1940.

The Asset Management Agreement has a term of twenty years. If the Company terminates the Asset Management Agreement prior to the end of the term, or if the Asset Manager terminates due to a material breach by the Company, the Company is required to pay the Asset Manager all fees and other compensation that would have accrued through the end of the term as liquidated damages, paid monthly. The Asset Manager may terminate the agreement at any time for any reason with at least 120 days’ prior written notice.

S-7

The Asset Manager is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets, except for the direct withdrawal of fees as provided in the Asset Management Agreement. The Asset Manager may provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of Delaware.

Strategic Advisor Agreements

On August 5, 2025, the Company entered into two Strategic Advisor Agreements (the “Strategic Advisor Agreements”) with each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (the “Strategic Advisors”) pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and the Strategic Advisors. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon 90 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreements. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors warrants (the “Strategic Advisor Warrants”) to purchase an aggregate of 6,930,697 shares of Common Stock. The exercise price per share of the Strategic Advisor Warrants is equal to the par value of the Common Stock. The Strategic Advisor Warrants are exercisable, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

BNB and the BNB Ecosystem

BNB is the native cryptocurrency of the Binance blockchain ecosystem, powering the BNB Chain blockchain platform. Originally launched as a utility token to reduce trading fees on the Binance exchange, BNB has evolved into a fundamental asset supporting a broad range of decentralized finance (DeFi) applications, non-fungible tokens (NFTs), gaming, payments, staking, and governance activities. The BNB Chain is fully compatible with the Ethereum Virtual Machine (EVM), allowing developers to build smart contracts and decentralized applications (dApps) using familiar Ethereum tools.

BNB operates on a unique consensus mechanism called Proof of Staked Authority (PoSA), which combines delegated proof of stake with proof of authority. The publicly reported maximum theoretical transactions per second on the BNB Chain currently exceeds 2,000, with sub-second block times. Gas fees on BNB Chain are relatively low, around $0.01 per transaction, facilitating wide user participation and enabling micro-transactions by making a wider range of activities more economically viable for users.

The BNB ecosystem includes several integrated chains—BNB Smart Chain for general dApps, opBNB with optimistic rollups optimized for DeFi and gaming, and BNB GreenField which offers decentralized storage solutions. BNB serves multiple functions:

●	Paying transaction fees (gas) across the BNB Chain ecosystem,
●	Staking to secure the network,
●	Participating in network governance,
●	Enabling access to Binance Launchpad and other Binance services,
●	Supporting DeFi protocols and NFT marketplaces within the ecosystem.

The ecosystem benefits from Binance’s position as the world’s largest cryptocurrency exchange, providing exchange-to-blockchain onboarding. Recent upgrades in 2025 to the BNB Chain include faster sub-second transaction speeds, gasless transactions via an expanded “megafuel” system (which allows third parties to pay gas fees on behalf of users in stablecoins or BEP-20 tokens), expended anti-MEV protections (techniques designed to prevent “Maximal Extractable Value” (MEV) exploitation), and native liquid staking that aims to enhance validator participation and network security, according to Binance.

The BNB Chain has implemented a BNB burn policy, which is designed to reduce the total supply of BNB from 200 million to 100 million tokens. According to Binance, there are two distinct methodologies through which BNB can be burnt: the quarterly BNB burning event and with the advent of BEP-95, some percentage of the BNB used as gas fees on the BNB Chain can become burnt. Since December 2021, the Auto-Burn system calculates quarterly burns based on BNB’s price and BNB Chain block production, replacing the earlier method of using 20% of Binance’s profits for buybacks. Additionally, since November 2021, the BEP-95 upgrade burns a portion of the gas fees on the BNB Chain in real-time, proportional to network activity. Burned tokens are sent to an irretrievable blockchain address and cannot be reissued, with transactions publicly verifiable on the BNB chain. According to Binance, the BNB burn policy is intended to have a deflationary effect, potentially increasing the value and price of BNB. BEP-95 burning is implemented in a smart contract governed by validators at the protocol level. These transparent mechanisms reduce circulating supply. As of July 2025, approximately 40 million BNB remain to be burned to reach the 100 million target. While these burn mechanisms are publicly disclosed and verifiable, they are subject to change, as they are administered by Binance and BNB Chain validators, which are outside of the Company’s control, and they may not achieve their intended deflationary effect.

While the Binance ecosystem continues to grow with expanding developer activity, diverse use cases, and increasing institutional interest, it faces risks common to the crypto space—regulatory uncertainties, technological competition, and market volatility. In addition, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Further, most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could impact the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price and trading volume of BNB on the Binance Exchange or other secondary markets. See “Risk Factors - Risk Factors Related to Our Proposed Digital Asset Treasury Strategy - There may be potential inconsistencies between the stated intentions and future actions by Binance and its related entities.” Additionally, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB; as such, prior conduct and indications of current intent are not necessarily indicative of actual or future trading activities by these parties. Recently, certain market participants have alleged potential manipulation of the price of BNB by the Binance Exchange. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our Common Stock. Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem also subjects us to material counterparty, reputational, and regulatory risks outside of our control. See “Risk Factors” beginning on page S-10 of this prospectus.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://ceaindustries.com/. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

S-8

THE OFFERING

Issuer	CEA Industries Inc., a Nevada corporation.

Common Stock offered by us	Shares of our Common Stock having an aggregate gross sales price of up to $50,000,000.

Common Stock to be outstanding following this Offering

Up to 44,445,097 shares of Common Stock, including the sale of 1,830,162 shares of our Common Stock, in this offering assuming the sale of $50,000,000 of shares of our Common Stock in this offering at an assumed offering price of $27.32 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025. The actual number of shares of our Common Stock issued will vary depending on how many shares of our Common Stock we choose to sell and the sale prices at which such sales occur.

Manner of Offering

Sales of our Common Stock, if any, will be made from time to time in sales deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act to or through Cantor acting as the principal and/or the sole designated sales agent. Cantor will use commercially reasonable efforts to sell on our behalf all of the Common Stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution” beginning on page S-24 of this prospectus.

Use of Proceeds

We may use the net proceeds from the sale of shares of our Common Stock, if any, for general corporate purposes, which include, among other things: pursuit of our BNB treasury strategy, debt repayment, repurchases of shares of our Common Stock; working capital; and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. Our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus. See “Use of Proceeds” beginning on page S-21 of this prospectus.

Risk Factors

See the section titled “Risk Factors” beginning on page S-10 of this prospectus and in the documents incorporated herein by reference for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock.

Nasdaq Symbols	Our Common Stock and public warrants are listed on Nasdaq under the symbols “BNC” and “BNCWW.”

All information in this prospectus related to the number of shares of our Common Stock expected to be outstanding immediately after this offering is based on 42,614,935 shares of our Common Stock outstanding as of August 25, 2025, and unless otherwise indicated, excludes:

●	24,644 shares of Common Stock issuable upon the exercise of stock options;
●	524,999 shares of Common Stock underlying unvested restricted stock units; and
●	495,048 shares of Common Stock issuable upon the exercise of warrants.

S-9

RISK FACTORS

Investing in our Common Stock involves risks. Before purchasing any shares of our Common Stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose some or all of your investment.

Risks Related to this Offering and our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our Common Stock has traded at prices as low as $6.22 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our Common Stock, which could have a material adverse effect on our business and cause the price of our Common Stock to decline. See “Use of Proceeds.”

You may experience immediate and substantial dilution in the net tangible book value per share of our Common Stock you purchase.

The offering price per share of our Common Stock in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 1,830,162 shares of our Common Stock are sold pursuant to this prospectus at a price of $27.32 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025, for aggregate gross proceeds of $50,000,000 after deducting estimated commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $(15.44) per share, representing the difference between our as adjusted net tangible book value per share as of April 30, 2025 after giving effect to this offering and the assumed offering price.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

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We plan to sell shares of our Common Stock in “at the market offerings,” and investors who purchase shares of our Common Stock at different times will likely pay different prices.

Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices and numbers of shares of our Common Stock sold in this offering. Investors may experience a decline in the value of their shares of our Common Stock. Many factors could have an impact on the market price of our Common Stock, including the factors described above and those disclosed under “Risk Factors” in our most recent Annual Reports on Form 10-K and Form 10-KT, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Cantor to sell shares of our Common Stock at any time throughout the term of the Sales Agreement. The number of shares that are sold to or through Cantor after our instruction will fluctuate based on a number of factors, including the market price of our Common Stock during the sales period, the limits we set with Cantor in any instruction to sell shares, and the demand for our Common Stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our Common Stock. We do not currently intend to pay dividends on our Common Stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We rely heavily on the services of our Asset Manager and Strategic Advisors. Any disruption to these services may result in a significant disruption in our operations and management of our digital assets.

The Company relies heavily on the services of its Asset Manager and its Strategic Advisors for the management of its digital asset treasury and for strategic guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector. Both the Asset Manager and the Strategic Advisors have the right to terminate their respective agreements for convenience at any time, with 120 days’ notice for the Asset Manager and 90 days’ notice for the Strategic Advisors. If either party exercises this right, the Company could face significant disruption in its operations and management of digital assets. Additionally, if the Company terminates the Asset Management Agreement early or if the Asset Manager terminates due to a material breach by the Company, it must pay the Asset Manager all fees and compensation that would have accrued through the end of the twenty-year term, which could materially impact the Company’s financial condition.

Furthermore, both the Asset Manager and the Strategic Advisors have received warrants to purchase shares of the Company’s Common Stock. This equity interest may create actual or potential conflicts of interest, as their decisions could be influenced by their ownership interests rather than solely by the best interests of the Company or its stockholders. There is no assurance that such conflicts will be resolved in the Company’s favor, and any failure to manage these conflicts could adversely affect the Company’s business, financial condition, and reputation.

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Risks Related to Cryptocurrencies

The further development and acceptance of the BNB chain (the “BNB Chain”) and other cryptocurrency networks, which represent a relatively new and rapidly changing industry, are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of the BNB Chain and other cryptocurrency networks may adversely affect an investment in the Company.

Cryptocurrency such as BNB may be used, among other things, to buy and sell goods and services or to transfer and store value by users. The cryptocurrency networks and chains are a new and rapidly evolving industry of which the BNB Chain are a prominent, but not unique, part. The growth of the cryptocurrency industry in general, and the BNB Chain in particular, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency industry, as well as the BNB Chain, include:

●	continued worldwide growth in the adoption and use of BNB and other cryptocurrencies, including those competitive with BNB;
●	government and quasi-government regulation of BNB and other cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the BNB Chain or similar cryptocurrency systems;
●	the maintenance and development of the open-source software protocol of the BNB Chain;
●	changes in consumer demographics and public tastes and preferences;
●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies; and
●	general economic conditions and the regulatory environment relating to cryptocurrencies and cryptocurrency service providers.

A decline in the popularity or acceptance of the BNB Chain and other cryptocurrency networks may harm the price of our Common Stock. There is no assurance that the BNB Chain, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to cryptocurrency service providers will not be negatively affected by government regulation or supply and demand of BNB.

The digital asset trading platforms on which cryptocurrency trades are relatively new and largely unregulated or may not be complying with existing regulations.

Cryptocurrency markets, including spot markets for BNB, are growing. The digital asset trading platforms through which BNB and other cryptocurrencies trade are new and largely unregulated or may not be complying with existing regulations. These markets are local, national and international and include a broadening range of cryptocurrencies and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of BNB for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring BNB from a personal account to a third-party’s account.

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Digital asset trading platforms do not appear to be subject to, or may not comply with, regulation in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset trading platforms are unlicensed, are unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. Digital asset trading platforms may be out of compliance with existing regulations.

Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset trading platforms or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues and the digital assets that trade on these venues.

No digital asset trading platform on which cryptocurrency trades is immune from these risks. The closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency and can slow down the mass adoption of it. Further, digital asset trading platform failures can have an adverse effect on cryptocurrency markets and the price of cryptocurrency and could therefore have a negative impact on the performance of the Common Stock.

Negative perception, a lack of stability in the digital asset trading platforms, manipulation of cryptocurrency trading platforms by customers and/or the closure or temporary shutdown of such trading platforms due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in cryptocurrency generally and result in greater volatility in the market price of BNB and other cryptocurrency and the Common Stock. Furthermore, the closure or temporary shutdown of a cryptocurrency trading platform may impact the Company’s ability to determine the value of its cryptocurrency holdings.

A disruption of the Internet may affect the operation of the cryptocurrency networks, which may adversely affect the cryptocurrency industry and an investment in the Company.

Cryptocurrency networks rely on the Internet. A significant disruption of Internet connectivity could disrupt cryptocurrency networks’ functionality until such disruption is resolved. A disruption in the Internet could adversely affect an investment in the Company. In particular, some variants of cryptocurrencies have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and cryptocurrency transfers.

Cryptocurrencies are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes and miners are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on any cryptocurrency network, participants may lose faith in the security of cryptocurrency, which could affect cryptocurrency’s value and consequently the value of the Common Stock.

Any Internet failures or Internet connectivity-related attacks that impact the ability to transfer cryptocurrency could have a material adverse effect on the price of cryptocurrency and the value of an investment in the Company.

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The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of BNB, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value.

The trading prices of many digital assets, including BNB, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including BNB, over the course of 2021, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2022 in digital asset trading prices, including for BNB. These episodes of rapid price appreciation followed by steep drawdowns have occurred multiple times throughout BNB’s history. BNB prices have continued to exhibit extreme volatility.

Extreme volatility may persist and the value of the Common Stock may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”), one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. The 2022 Events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including BNB, may continue to experience significant volatility or price declines and confidence in the digital asset markets may be further undermined.

Extreme volatility in the future, including further declines in the trading price of BNB, could have a material adverse effect on the value of the Common Stock and the Common Stock could lose all or substantially all of its value. Furthermore, negative perception and a lack of stability and standardized regulation in the cryptocurrency economy may reduce confidence in the cryptocurrency economy and may result in greater volatility in the price of BNB and other cryptocurrencies, including a depreciation in value.

We may be subject to regulatory developments related to cryptocurrencies and cryptocurrency markets, which could adversely affect our business, financial condition, and results of operations.

As cryptocurrencies are relatively novel and the application of state and federal securities laws and other laws and regulations to cryptocurrencies are unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of cryptocurrencies. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of cryptocurrencies or the ability of individuals or institutions such as us to own or transfer cryptocurrencies.

If cryptocurrencies are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of cryptocurrencies and in turn adversely affect the market price of our Common Stock. Moreover, the risks of us engaging in a BNB treasury strategy have created, and could continue to create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

We face significant risks relating to disruptions, forks, 51% attacks, hacks, network disruptions, or other adverse events or other compromises to the cryptocurrency blockchains, which could materially and adversely impact our business, financial condition and results of operations.

Blockchain networks are maintained by decentralized networks of participants, and as such are susceptible and vulnerable to a variety of risks, including disruptions, security breaches, and fundamental technical issues. Both networks are vulnerable to attacks by malicious actors who gain control of a significant portion of the network’s mining hash rate, a scenario commonly referred to as a 51% attack. In such an event, the attacker could double-spend transactions, reverse previously confirmed transactions, or otherwise disrupt the normal operations of the network. Successful 51% attacks have historically undermined trust in affected blockchain networks and could materially decrease the value of cryptocurrency assets.

Additionally, forks, or splits in the underlying protocol, may occur when participants fail to reach consensus on proposed upgrades or changes. Forks can lead to the creation of duplicate networks, confusion among market participants, dilution of the original network’s value, and disruption of the network’s operations. Hard forks, in particular, can materially and adversely impact the perceived stability and value of digital assets, leading to reduced demand and price declines.

Further, hacks and other security breaches targeting the core infrastructure of blockchain networks or major participants, such as exchanges and custodians, could severely impact the reputation and market confidence in these networks. Exploits of protocol-level vulnerabilities could also compromise the integrity of the cryptocurrency blockchains, resulting in a substantial loss of value.

The success and growth of cryptocurrency assets depend significantly on their continued security, stability, and scalability. Any technical failures, consensus breakdowns, governance disputes, or regulatory interventions that diminish confidence in the networks or impair their functionality could lead to a material decline in their market prices, which could materially and adversely impact our business, financial condition and results of operations. A sustained or significant decrease in the price or liquidity of cryptocurrencies, whether due to 51% attacks, forks, hacks, network disruptions, or other adverse events, could negatively impact our business, financial condition, and results of operations. Furthermore, even the perception that any of these events could occur may lead to significant market volatility and price declines, adversely affecting our business, financial condition and results of operations.

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Risks Related to Investing in BNB

BNB is subject to extreme price volatility, and any sustained decline in the market price of BNB could lead to substantial losses on our digital asset holdings and could adversely affect the market price of our Common Stock.

Historical prices of BNB have exhibited sudden and significant fluctuations due to shifts in market sentiment, speculative trading, macroeconomic trends, technology-related disruptions, and regulatory announcements. Because digital asset trading markets are relatively new, largely unregulated, and, at times, subject to limited liquidity, BNB may experience larger or more frequent price swings than traditional asset classes and may not be complying with existing regulations. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many digital asset trading platforms lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the platform and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of cryptocurrencies such as BNB on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. A rapid decrease in the price of BNB—whether the result of negative perception, a lack of stability in the digital asset trading platforms, market manipulation of cryptocurrency trading platforms by customers, a cyber-security incident, regulatory action, or other factors—could materially reduce the value of any BNB we hold, force us to recognize impairment charges, trigger defaults or covenant breaches in any future financing arrangements, and depress the market price of our securities.

Additionally, a significant majority of the daily BNB trading volume occurs on the Binance Exchange, which is controlled by Binance, the original distributors of BNB. Most of the BNB in circulation has been reported to be held by the founder and former controller of Binance. As a result, trading activity by these parties could have a material impact on the price and trading volume of BNB on the Binance Exchange. While Binance and its former controller have indicated that they and their respective related entities do not actively trade BNB or undertake gross or net purchasing activities to support its price or increase trading volume, publicly available information is insufficient to enable a conclusion as to whether trading activity in BNB on the Binance Exchange by such parties (or others) is occurring in compliance with the Binance Exchange’s policies and procedures or having a material impact on the price or trading volume of BNB on the Binance Exchange or other secondary markets. Further, to the Company’s knowledge, Binance and its founder are not subject to trading restrictions in respect of BNB; as such, prior conduct and indications of current intent are not necessarily indicative of actual or future trading activities by these parties. Recently, certain market participants have alleged potential manipulation of the price of BNB by the Binance Exchange. Any allegations of BNB price or volume manipulation could result in regulatory actions against such parties and/or loss of confidence in BNB, and/or Binance generally, which could negatively impact the price of our common stock.

The value of our Common Stock depends on the development and acceptance of the BNB Chain. The slowing or stopping of the development or acceptance of the BNB Chain may adversely affect an investment in our Common Stock.

Digital assets such as BNB were only introduced within the past 15 years, and the medium-to-long-term value of our Common Stock is subject to a number of factors over time relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers validators and the potential for malicious activity. BNB itself was launched only in 2017. Digital asset networks, including the BNB Chain, and the software used to operate them are in the early stages of development. Given the recentness of the development of digital asset networks, digital assets may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks. Because BNB is a digital asset, the value of our Common Stock is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

The BNB Chain, including the cryptographic and algorithmic protocols associated with the operation of the BNB Chain, has only been in existence since 2017, and BNB markets have a limited performance record, making them part of a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the following are some of the risks that could materially adversely affect the value of our Common Stock:

●	Digital assets, including BNB, are controllable only by the possessor of both the unique public key and private key or keys relating to the BNB Chain address, or “wallet”, at which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. The loss, theft, compromise or destruction of a private key required to access a digital asset may be irreversible. If a private key is lost, stolen, destroyed or otherwise compromised and no backup of the private key is accessible, the owner would be unable to access the digital asset corresponding to that private key and the private key will not be capable of being restored by the digital asset network resulting in the total loss of the value of the digital asset linked to the private key

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the BNB Chain, would affect the ability to transfer digital assets, including BNB, and, consequently, their value.

●	The foregoing notwithstanding, the BNB Chain’s protocol is informally overseen by a collective of core developers who propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and validators were to adopt amendments to the BNB Chain based on the proposals of such core developers, the BNB Chain would be subject to new protocols that may adversely affect the value of BNB.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the BNB Chain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in a digital asset network.

●	As the BNB Chain continues to develop and grow, certain technical issues might be uncovered and the troubleshooting and resolution of such issues requires the attention and efforts of BNB Chain’s global development community. Like all software, the BNB Chain is at risk of vulnerabilities and bugs that can potentially be exploited by malicious actors

●	Many digital asset networks, including the BNB Chain, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the BNB Chain and the value of BNB.

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●	Moreover, in the past, bugs, defects and flaws in the source code for digital assets have been exposed and exploited, including flaws that disrupted normal blockchain network or DApp and smart contract operations or disabled related functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the BNB Chain or BNB as an asset could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to compromise the security of the BNB Chain or take the treasury’s BNB, which would adversely affect the value of the Common Stock. Moreover, normal operations and functionality of the BNB Chain may be negatively affected. Such losses of functionality could lead to the BNB Chain losing attractiveness to users, nodes, validators, or other stakeholders, thereby dampening demand for BNB. Even if another digital asset other than BNB were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Common Stock.

●	The BNB Chain is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of BNB as well as other BNB Chain protocols. The open-source nature of many digital asset network protocols, such as the protocol for the BNB Chain, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. If the BNB Chain does not successfully develop its policies on supply and issuance, and other major design decisions or does so in a manner that is not attractive to network participants it could lead to a decline in adoption of the BNB Chain and price of BNB.

●	Software applications running on top of the BNB Chain (often referred to as “decentralized applications” or “DApps”, whether or not decentralized in fact) and smart contract developers depend on being able to obtain BNB to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require BNB in order to pay the transaction fees needed to pay validators to execute transactions and smart contract operations. As such, they represent a significant source of demand for BNB. BNB’s price volatility (particularly where BNB prices increase), or the BNB Chain’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the BNB Chain as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the BNB Chain for other blockchain or digital asset networks or protocols for whatever reason, the value of BNB could be negatively affected.

Moreover, because digital assets, including BNB, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of our Common Stock depends on the acceptance of BNB.

The first major blockchain-based digital asset, bitcoin, was launched in 2009. The BNB Chain launched in 2017. In general, digital asset networks, including the BNB Chain and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Common Stock:

●	Banks and other established financial institutions may refuse to process funds for BNB transactions; process wire transfers to or from digital asset trading platforms, BNB-related companies or service providers; or maintain accounts for persons or entities transacting in BNB. As a result, the prices of BNB are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept BNB in the future.

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●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as BNB, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.
●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the BNB Chain, any trading platforms or businesses that facilitate transactions in BNB may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.
●	Users, developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement.
●	If BNB is not accepted, or the BNB Chain value proposition is not or ceases to be realized, BNB could have no value, which would have a material adverse effect on the Company and the price of its Common Stock.

If validators exit the BNB Chain, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the BNB Chain more vulnerable to a malicious actor obtaining control of a large percentage of staked BNB, which might enable them to manipulate the BNB Chain by censoring or manipulating specific transactions. If the BNB Chain suffers such an attack, the price of BNB could be negatively affected, and a loss of confidence in the BNB Chain could result. Any reduction in confidence in the transaction confirmation process or staking power of the BNB Chain may adversely affect an investment in the Common Stock.

Blockchain technologies are based on theoretical conjectures as to the impossibility of solving certain cryptographical puzzles quickly. These premises may be incorrect or may become incorrect due to technological advances.

Blockchain technologies are premised on theoretical conjectures as to the impossibility, in practice, of solving certain mathematical problems quickly. Those conjectures remain unproven, however, and mathematical or technological advances could conceivably prove them to be incorrect. Blockchain technology companies may also be negatively affected by cryptography or other technological or mathematical advances, such as the development of quantum computers with significantly more power than computers presently available, that undermine or vitiate the cryptographic consensus mechanism underpinning the BNB Chain and other distributed ledger protocols. If either of these events were to happen, markets that rely on blockchain technologies, such as the BNB Chain, could quickly collapse, and an investment in the Common Stock may be adversely affected.

We face risks relating to the potential compromise of the BNB Chain and other cryptocurrencies’ network security by emerging technologies, including artificial intelligence and quantum computing, which may materially and adversely impact our operations and financial condition.

The security and integrity of the BNB Chain and other cryptocurrencies’ network are fundamentally dependent on the robustness of its cryptographic algorithms. BNB and other cryptocurrencies’ protocol relies heavily on public key cryptography and hashing algorithms to secure transactions, safeguard private keys, and prevent double-spending. Advances in emerging technologies, particularly artificial intelligence (“AI”) and quantum computing may pose significant risks to the BNB Chain and other cryptocurrencies’ network’s security and operational stability.

Quantum computing, in particular, presents a long-term threat to the cryptographic assumptions underpinning the BNB Chain and other cryptocurrencies. Should quantum computing achieve sufficient maturity, it could undermine the effectiveness of the cryptographic algorithms used to secure the blockchain, such as elliptic curve digital signature algorithms (ECDSA). A sufficiently powerful quantum computer could potentially reverse-engineer private keys from public addresses or compromise the blockchain’s consensus mechanism, leading to the theft of digital assets, double-spending, and other forms of fraud. Although current quantum computing capabilities are not yet at this level, advancements in quantum technologies could materialize more rapidly than anticipated, creating significant systemic risks for the BNB Chain.

AI may also pose indirect security risks. AI-driven cyberattacks, including advanced phishing schemes, autonomous malware, and intelligent blockchain analysis tools, could increase the sophistication and success rate of attacks targeting BNB and other cryptocurrencies’ users, exchanges, custodians, and node operators. The use of AI to exploit vulnerabilities in software, mining hardware, or network protocols could threaten the stability and reliability of the BNB Chain and other cryptocurrencies’ ecosystems.

There can be no assurance that BNB and other cryptocurrencies’ current cryptographic safeguards will be sufficient to protect against future technological advances. While research and development efforts are ongoing to develop quantum-resistant cryptographic protocols, the BNB Chain and other cryptocurrencies’ networks may face challenges in adopting such technologies at scale, particularly given their decentralized governance structure. Any successful attack or perceived vulnerability arising from AI or quantum computing could materially and adversely affect the price, liquidity, and adoption of BNB and other cryptocurrencies and could negatively impact our business, financial condition and results of operations.

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Risk Factors Related to Our Proposed Digital Asset Treasury Strategy

We have recently shifted a portion of our business strategy towards a focus on BNB, and we may be unable to successfully implement this new strategy.

We have shifted a portion of our business strategy towards BNB, including potential investments in BNB, including through staking, restaking, liquid staking and other decentralized finance activities. There is no assurance that we will be able to successfully implement this new strategy or operate BNB-related activities at the scale or profitability currently anticipated. The BNB Chain operates with a Proof-of-Staked-Authority consensus mechanism, which differs significantly from bitcoin’s Proof-of-Work mining mechanism. This strategic shift requires specialized employee skillsets and operational, technical and compliance infrastructure to support BNB and related staking activities. This also requires that we implement different security protocols, and treasury management practices. Further, there is ongoing scrutiny and limited formal guidance from regulatory agencies, including Nasdaq and the SEC, with respect to the treatment of public company cryptocurrency strategies. There is no assurance that we will be able to execute this strategy by building out the needed infrastructure within the timeframe that we currently anticipate. Errors by key management could result in significant loss of funds and reduced rewards. As a result, our shift towards BNB could have a material adverse effect on our business and financial condition.

Our shift towards a BNB-focused strategy requires substantial changes in our day-to-day operations and exposes us to significant operational risks.

Our shift towards a BNB-focused strategy, including staking, restaking, liquid staking, and other decentralized finance activities, exposes us to significant operational risks. BNB’s Proof-of-Staked-Authority consensus mechanism requires that we operate validator nodes, employ secure key management and implement slashing protection. It also requires that we maintain constant up time to ensure that we are eligible for staking rewards and to avoid penalties. In addition, the BNB ecosystem rapidly evolves, with frequent upgrades and protocol changes that may require significant adjustments to our operational setup. The upgrades and protocol changes may require that we incur unanticipated costs and could cause temporary service disruptions. We may also need to employ third-party service providers in our operations, which may introduce risks outside of our control, including significant cybersecurity risks. Any of these operational risks could materially and adversely affect our ability to execute our BNB strategy, prevent us from realizing positive returns and severely hurt our financial condition.

Transactions using BNB require the payment of “gas fees,” which are subject to fluctuations that may result in high transaction fees.

Transactions using BNB, including purchases, sales and staking, require the payment of “gas fees” in BNB. Gas fees are payments made by the user to compensate for the computational energy required to process and validate transactions, such as purchases, sales and staking, on the BNB Chain. These fees can fluctuate and can be very expensive relative to the cost of the transaction depending upon congestion and demand on the network. If fees are high, the cost of a transaction will potentially decrease the return of the investment, which could be negative. High gas fees may also cause delays in the execution of a transaction, which could affect the preferred timing of execution and may lead to execution of a transaction during inopportune times. In addition, gas fees are paid in BNB itself, which would require that sufficient BNB balances are maintained. Future upgrades to the BNB protocol, regulatory changes, or technical issues could also adversely impact the cost of gas fees and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

There is a possibility that BNB may be classified as a “security.” If BNB is classified as a “security,” that would subject us to additional regulation and could materially impact the operations of our treasury strategy and our business.

None of the SEC or any other U.S. federal or state regulator has publicly stated whether they agree that BNB is a “security,” and BNB has not yet been classified with respect to the U.S. federal securities laws. Although we believe that BNB is not a “security” within the meaning of the U.S. federal securities laws, and that registration of the Company or our treasury under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under applicable securities laws, we acknowledge the uncertainty that a regulatory body or federal court may determine otherwise in the future. If this occurs, we may face legal or regulatory action, even if our beliefs were reasonable under the circumstances, and we could be required to register as an investment company under the Investment Company Act.

As part of our ongoing review of applicable securities laws, we take into account a number of factors, including the various definitions of “security” under such laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases. We also consider court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that BNB is not a “security” is premised, among other reasons, on our conclusion that BNB does not appear to meet certain elements of the Howey test, such as that holders of BNB do not have a reasonable expectation of profits from our efforts in respect of their holding of BNB.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that BNB, or any other digital asset we might hold, is a “security.” Therefore, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines and penalties if BNB or components of the BNB Chain were determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties and other damages, and adversely affect our business, results of operations, financial condition, treasury operations and prospects.

S-18

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), the substantial majority of the proceeds from our recent Offering will be used to acquire BNB, which is an amount in excess of 40% of our total assets. Since we believe BNB is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act. With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of our total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of our net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

BNB and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act — including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons — likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, treasury and prospects.

Adverse changes in the regulatory treatment of digital assets such as BNB could materially impair the value and liquidity of our holdings and negatively impact our business, financial condition, and results of operations.

The legal and regulatory framework governing digital assets in the United States and in foreign jurisdictions is rapidly evolving and remains highly uncertain. Federal, state, and foreign regulators continue to issue new rules and take enforcement actions that directly or indirectly affect the classification, transferability, custody, and tax treatment of cryptocurrencies, including BNB. Should BNB, or the activities of any party critical to the BNB ecosystem (including exchanges, validators, custodians, or Binance itself), be deemed to violate securities, commodities, anti-money-laundering, sanctions, consumer-protection, or other applicable laws, we could become subject to significant fines, penalties, registration requirements, trading restrictions, or forced divestiture of BNB. Any such development could cause a precipitous decline in the market price of BNB, impair our ability to monetize or otherwise use our digital asset treasury, and adversely impact the market price of our securities.

S-19

We rely on third-party custodians, trading platforms, and other counterparties to acquire, secure, stake, and dispose of BNB; any failure or malfeasance by these counterparties could result in total or partial loss of our digital assets.

Our ability to implement a digital asset treasury strategy depends on the performance, solvency, and information-technology infrastructure of third-party exchanges, custodians, blockchain validators, and decentralized finance protocols. These counterparties may experience cyber-attacks, internal control failures, fraud, insolvency, or regulatory enforcement that could freeze, delay, or permanently impair access to our BNB holdings or the yield we expect to generate from staking or other on-chain activities. In addition, concentrated holdings of BNB by a limited number of counterparties heighten our exposure to counterparty and systemic risk. Any loss or inaccessibility of BNB held on our behalf could have a material adverse effect on our financial condition and results of operations.

Technical shortcomings or defects in the BNB Chain, including changes to its validator structure, governance model, or core software, could diminish the utility and value of BNB and harm our business.

The BNB Chain is a public, open-source blockchain protocol that is not under our control. Its ongoing viability depends on the continued consensus and cooperation of independent developers, validators, node operators, and other ecosystem participants. If the BNB Chain experiences a successful cyber-attack, a material software bug, a “hard fork” that fragments the network, or a prolonged outage, market confidence in BNB could be severely undermined. Similarly, decisions by Binance or influential validators to adopt protocol changes, modify transaction-fee structures, or alter burn practices or network governance could adversely affect BNB’s economics and, therefore, the value of our holdings.

Our concentration in a single digital asset exposes us to unique liquidity risks that may prevent us from converting BNB into fiat currency or other assets when desired, particularly during periods of market stress.

Liquidity in digital asset markets can quickly deteriorate in response to negative news, regulatory scrutiny, or systemic events affecting exchanges or stablecoins. In the event of a market-wide liquidity crunch, we may be unable to sell, stake, or otherwise monetize our BNB holdings at prevailing quoted prices—or at all—without significantly affecting the market price of BNB. Limited liquidity may also impair our ability to fund working-capital needs, repay indebtedness, or pursue acquisition opportunities, any of which could have a material adverse effect on our business, financial condition, and prospects.

Our dependence on Binance and its affiliates for the health and credibility of the BNB ecosystem subjects us to material counterparty, reputational, and regulatory risks outside of our control.

Binance played a central role in the creation, issuance, and continuing promotion of BNB and remains an important driver of its adoption. BNB’s value and utility are closely tied to the continued operation, reputation, and legal standing of Binance, its original issuer and primary ecosystem driver. Any adverse developments affecting Binance—including legal, regulatory, operational, or reputational issues—could materially impair the value or liquidity of our BNB holdings. The BNB Chain’s validator structure and governance are subject to centralization concerns, with a limited number of participants exerting significant control over network operations. The health and growth of the BNB Chain ecosystem, including the success of dApps, staking, and yield-generating activities, are critical to the Company’s business model and financial performance. Further, if Binance or its affiliates take certain actions including, without limitation, supporting potential future competitors who pursue a BNB treasury strategy, changing their burn policies and procedures or conducting burns in a manner inconsistent with their public disclosures, or refusing to sell BNB to us on acceptable terms or at all, such actions could materially and adversely affect the value of our digital asset treasury and the market price of our securities.

In addition, Binance, its founder (who is reported to hold the majority of BNB in circulation) and certain affiliates of Binance have been, and may continue to be, the subjects of investigations, civil actions, or criminal proceedings in multiple jurisdictions, including the United States, the United Kingdom, Australia, Canada, Europe, Asia and Africa. These matters have involved, among other things, market manipulation, violations of anti-money laundering requirements, unregistered securities offerings, the failure to maintain adequate compliance programs and the unauthorized operation of trading platforms. As part of a settlement with U.S. regulators in November 2023, Binance agreed to pay more than $4.3 billion to U.S. regulators and to undertake extensive remedial compliance measures. Binance’s founder (who is reported to hold the majority of BNB in circulation) paid a fine of $50 million to U.S. regulators and was also sentenced to jail for four months. Additional or ongoing regulatory scrutiny of Binance, its founders or its affiliates—including related to the effectiveness of mandated remedial measures—could negatively affect public perception of BNB, constrain trading activity, and suppress the price and liquidity of BNB. Any such development could materially and adversely affect the value of our digital asset treasury and the market price of our securities.

If we are unable to raise additional capital on acceptable terms, our ability to implement and sustain a digital asset treasury strategy may be compromised.

Our strategy contemplates the discretionary purchase of BNB and related yield-generating instruments. The capital required to acquire, stake, and actively manage BNB may exceed our existing cash resources and cash flows from operations. Market conditions, our share price performance, the volatility of digital assets, and regulatory uncertainties could impair our ability to access debt or equity capital on terms acceptable to us, or at all. Failure to obtain necessary financing could force us to curtail or abandon our digital asset strategy, which could materially harm our growth prospects and the value of our securities.

Our BNB holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our cryptocurrencies at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our cryptocurrency holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, cryptocurrencies we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered cryptocurrencies or otherwise generate funds using our cryptocurrency holdings, including in particular during times of market instability or when the price of BNB has declined significantly. If we are unable to sell our cryptocurrencies, enter into additional capital raising transactions using cryptocurrencies as collateral, or otherwise generate funds using our cryptocurrency holdings, or if we are forced to sell our cryptocurrencies at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

There may be potential inconsistencies between the stated intentions and future actions of Binance and its related entities.

While Binance and its former controller have stated that they and their related entities do not actively trade BNB or engage in purchasing activities intended to support its price or increase trading volume, these statements reflect only their current intentions and plans. There can be no assurance that their future actions will remain consistent with these representations. Circumstances, business strategies, or other factors may change, and Binance or its related parties may alter their activities with respect to BNB at any time without prior notice.

Additionally, the lack of publicly available information makes it difficult to independently verify whether trading activity in BNB by these parties is occurring in accordance with the Binance Exchange’s policies and procedures, or whether such activity is materially affecting the price or trading volume of BNB on the Binance Exchange or other secondary markets. Any deviation from their stated intentions, or any undisclosed activity, could have a significant impact on the market for BNB, potentially affecting its price, trading volume, and overall market perception. As a result, investors and other market participants should be aware that there is no guarantee that Binance and its related entities will continue to act in accordance with their current statements, and any changes in their conduct could adversely affect the value and liquidity of BNB.

S-20

USE OF PROCEEDS

We may issue and sell from time to time shares of our Common Stock having an aggregate gross sales price of up to $50,000,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares of our Common Stock under or fully utilize the Sales Agreement with Cantor as a source of financing.

We may use the net proceeds, if any, from the sale of our Common Stock offered by this prospectus, if any, for general corporate purposes, including, among other things:

1.	working capital;

2.	other capital expenditures;

3.	repurchase of Common Stock;

4.	repayment of debt; and/or

5.	pursuit of our BNB treasury strategy.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We have not determined the specific amount of the net proceeds to be used for such purposes. As a result, our management will retain broad discretion over the allocation of the net proceeds from the sale of the shares of our Common Stock offered by this prospectus.

S-21

DILUTION

If you purchase shares of our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the net tangible book value per share of our Common Stock after this offering. As of April 30, 2025, our pro forma net tangible book value was $479,612,610, or $11.25 per share of Common Stock. The pro forma net tangible book as of April 30, 2025 includes the following:

●	The actual unaudited tangible book value on the Company’s April 30, 2025 Form 10-KT filed with SEC on July 25, 2025, plus:
●	The impact of the consummation of the Offering and the acquisition of Fat Panda.

We calculate the pro forma net tangible book value per share by dividing our net pro forma tangible assets (total tangible assets less total liabilities) by the number of shares of our Common Stock issued (pro forma as adjusted reflecting the transactions above) and outstanding as of April 30, 2025.

After giving effect to the sale by us of our Common Stock in the aggregate amount of $50,000,000 in this offering at an assumed offering price of $27.32 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025, and after deducting estimated commissions and estimated offering expenses payable by us, our adjusted net tangible book value as of April 30, 2025 would have been approximately $527,959,510, or $11.88 per share of Common Stock. This amount represents an immediate increase in net tangible book value of $0.62 per share of our Common Stock to existing stockholders and an immediate dilution of $(15.44) per share of our Common Stock to purchasers in this offering. The following table illustrates the dilution:

Assumed public offering price per share of our Common Stock	$27.32
Pro forma net tangible book value per share of our Common Stock as of April 30, 2025	$11.25
Increase in net tangible pro forma book per share of our Common Stock attributable to new investors	$0.62
As adjusted net tangible book value per share of our Common Stock, after giving effect to this offering	$11.88
Dilution per share of our Common Stock to new investors purchasing our Common Stock in this offering	$(15.44)

The table above assumes, for illustrative purposes, that an aggregate of 1,830,161 shares of our Common Stock are sold at a price of $27.32 per share, which was the last reported sale price of our Common Stock on Nasdaq on August 22, 2025, for aggregate gross proceeds of $50,000,000. The shares of our Common Stock sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares of our Common Stock are sold from the assumed offering price of $27.32 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $50,000,000 during the term of the Sales Agreement are sold at that price, would increase our as adjusted net tangible book value per share of our Common Stock after the offering to $11.90 per share and would increase the dilution in net tangible book value per share of our Common Stock to new investors to $(16.42) per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $27.32 per share shown in the table above, assuming all of the shares of our Common Stock in the aggregate amount of $50,000,000 during the term of the Sales Agreement are sold at that price, would decrease our as adjusted net tangible book value per share of our Common Stock after the offering to $11.86 per share and would decrease the dilution in net tangible book value per share of our Common Stock to new investors to $(14.46) per share, after deducting estimated commissions and estimated aggregate offering expenses payable by us. The number of shares of our Common Stock expected to be outstanding immediately after this offering included in the table above is based on 44,384,587 shares of our Common Stock.

This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares of our Common Stock sold in this offering.

To the extent that other shares of our Common Stock are issued, investors purchasing shares of our Common Stock in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our stockholders.

S-22

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain any future earnings and do not expect to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

S-23

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Cantor on August 25, 2025. Under the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $50 million from time to time through Cantor, acting as sales agent. A copy of the Sales Agreement will be filed as an exhibit to a current report on Form 8-K and will be incorporated by reference into this prospectus.

Upon delivery of a placement notice to Cantor and subject to the terms and conditions of the Sales Agreement, Cantor may sell shares of our Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor may suspend the offering of shares of our Common Stock upon notice and subject to other conditions.

We will pay Cantor for its services in acting as agent in the sale of our Common Stock in connection with this offering, a commission, in cash, at a rate of up to 3.0% of the gross sales price per share issued by us and sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified fees and documented expenses, including the reasonable and documented out-of-pocket fees and disbursements of the counsel to Cantor in an amount not to exceed (a) $150,000 in connection with the execution of the Sales Agreement, (b) $25,000 per calendar quarter thereafter payable in connection with each representation date with respect to which the Company is obligated to deliver a certificate pursuant to the terms of the Sales Agreement, and (c) $25,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the shares of Common Stock and/or an amendment of the Sales Agreement) executed pursuant to the Sales Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Cantor pursuant to the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of our Common Stock will occur on the business day immediately following the date on which any sales are made, or on such other date that is agreed upon by us and Cantor in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of Common Stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the potential future sales of Common Stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We will report at least quarterly the number of our shares of Common Stock sold under the Sales Agreement and the net proceeds to us in connection with such sales of our Common Stock.

The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Cantor may each terminate the Sales Agreement at any time upon ten days’ prior notice.

Cantor and its respective affiliates have in the past provided, and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive customary fees. To the extent required by Regulation M, Cantor will not engage in any market-making activities involving our shares of Common Stock while the offering is ongoing under this prospectus.

This prospectus may be made available in electronic format on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

S-24

LEGAL MATTERS

Certain legal matters will be passed upon for us by Winston & Strawn LLP. Certain legal matters related to Nevada law will be passed upon for us by Fox Rothschild LLP. Cantor is being represented in connection with this offering by DLA Piper LLP (US), New York, NY.

EXPERTS

The consolidated financial statements of CEA Industries Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated into this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CEA Industries Inc. appearing in the Annual Report on Form 10-KT of CEA Industries Inc. for the transition period from January 1, 2025 to April 30, 2025 (including any schedule appearing therein) have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-25

Up to $50,000,000

Common Stock

Prospectus

Cantor

August 25, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be Paid
SEC Registration Fee		$7,655
Transfer Agent and Trustee Fees and Expenses		*
Printing		*
Legal Fees and Expenses		*
Rating Agency Fees		*
Accounting Fees and Expenses		*
Miscellaneous		*
TOTAL	$	*

†	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

II-1

Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that to the fullest extent permitted by NRS 78, a director or officer of the Company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement
1.2*	Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co.
3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 as filed on January 28, 2010).
3.1.1	Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K filed April 2, 2018).
3.1.2	Certificate of Designations of Preferences, Rights, and Limitations of Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K as filed on May 12, 2014).
3.1.3	Certificate of Designations of Preferences, Rights, and Limitations of Series B Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K as filed on September 30, 2021).
3.1.4	Amendment to Articles of Incorporation to increase capitalization and redeem Class A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 4, 2021).
3.1.5	Amendment to Articles of Incorporation to change corporate name (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 18, 2021).
3.1.6	Amendment to Articles of Incorporation to affect a reverse split and fix the new capitalization of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on February 1, 2022).
3.1.7	Amendment to Articles of Incorporation to effect a reverse split filed with the State of Nevada on May 23, 2024 (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on June 5, 2024).
3.2	Bylaws, as amended (incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed April 2, 2018).
4.1	Form of Indenture.
4.2*	Form of Certificate of Designations.
4.3*	Form of Deposit Agreement.
4.4*	Form of Depositary Receipt.
4.5*	Form of Warrant Agreement.
4.6*	Form of Warrant.
4.7*	Form of Rights Agent Agreement.
4.8*	Form of Purchase Contract.
4.9*	Form of Unit Agreement.
5.1	Opinion of Fox Rothschild LLP
5.2	Opinion of Winston & Strawn LLP.
23.1	Consent of Sadler, Gibb & Associates, LLC.
23.2	Consent of Fox Rothschild LLP (contained in Exhibit 5.1)
23.3	Consent of Winston & Strawn LLP (contained in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.

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Item 17. Undertakings.

(a)	(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(3)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3ASR and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on August 25, 2025.

CEA INDUSTRIES INC.

By:	/s/ David Namdar
Name:	David Namdar
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Namdar and Anthony K. McDonald, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ David Namdar	Chief Executive Officer	August 25, 2025
David Namdar

/S/ Anthony K. McDonald	President and Director	August 25, 2025
Anthony K. McDonald

/S/ Nicholas J. Etten	Director	August 25, 2025
Nicholas J. Etten

/S/ Hans Thomas	Director	August 25, 2025
Hans Thomas

/S/ Alexander Monje	Director	August 25, 2025
Alexander Monje

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